Exhibit 10.4

GUARANTY OF PAYMENT

The undersigned, DuPont Fabros Technology, L.P., a Maryland limited partnership (“Guarantor”), hereby executes and delivers this Guaranty of Payment (this “Guaranty”) this 6th day of February, 2009 to First Credit Bank, a California banking corporation (“Lender”) for the purpose of inducing Lender to make a loan to Fox Properties LLC, a Delaware limited liability company (“Borrower”), evidenced by a Promissory Note of even date herewith in the original principal amount of $25,000,000.00 (the “Note”) and secured by a Construction Deed of Trust of even date herewith (the “Deed of Trust”) constituting a lien and charge against certain real property located in Ashburn, Virginia and more particularly described in the Deed of Trust. For other good, valuable and adequate consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby covenants with, and represents and warrants to Lender as follows:

1. Guarantor hereby irrevocably and unconditionally guarantees and promises to pay to Lender or its order all of the monthly installments of interest and principal that are scheduled to be paid pursuant to the Note prior to its maturity. Payment shall be made in any coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

2. The Note, the Deed of Trust and all other instruments evidencing and/or securing the Note (the “Loan Instruments”) have been duly authorized and executed and are legal, valid and binding instruments, enforceable in accordance with their respective terms. Guarantor has actual knowledge that the representations and warranties made by Borrower in the Loan Instruments are true and correct in all material respects and acknowledges that Lender is entering into the transactions contemplated by the Loan Instruments in reliance upon the veracity of this representation and warranty of Guarantor. Guarantor agrees and acknowledges that the execution of this Guaranty is a material inducement to Lender to make the Loan and further that Guarantor has a material interest in ensuring that the Loan is made by Lender to Borrower.

3. In such manner, upon such terms and at such times as Lender deems best and without notice to Guarantor, Lender may alter, modify, compromise, accelerate, extend or change the time or manner for the payment of the indebtedness hereby guaranteed, increase or reduce the rate of interest on the Note, release Borrower, by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the indebtedness hereby guaranteed, release, substitute or add any one or more guarantors or endorsers, accept additional or substituted security therefor, or release, alter, exchange, surrender, reconvey (partially or otherwise) or subordinate any security therefor. No exercise or non-exercise by Lender of any right hereby given Lender, no dealing by Lender with Guarantor or any guarantor, indorser or any other person, and no change, impairment, release or suspension of any right or remedy of Lender against any person including Borrower and any other guarantor shall in any way affect any of the obligations of Guarantor hereunder or any security furnished by Guarantor or give Guarantor any recourse against Lender. If Lender should hereafter exculpate Borrower, from personal liability in whole or in part, and/or agree to look solely to the property encumbered by the Deed of Trust for the satisfaction of Borrower’s obligations under the Loan Instruments, said exculpation and agreement shall not affect the obligations of Guarantor hereunder, it being understood that

Guarantor’s obligations hereunder are independent of the obligations of Borrower and are to be construed as if no such exculpation or agreement is given. It is further understood and agreed that if any such exculpation or agreement is given, Lender does so in reliance upon the agreements of Guarantor expressed herein.

4. In addition to all liens and rights of setoff given to Lender by law against any property of Borrower or of Guarantor, Lender shall have a general lien on and security interest in and a right of setoff against all property of Guarantor now or hereafter in the physical possession of or on deposit with Lender, whether held in a general or special account, on deposit or for safekeeping or otherwise. Following an Event of Default (as defined in the Deed of Trust), each such lien, security interest and right of setoff may be enforced or exercised without demand upon or notice to Guarantor, shall continue in full force unless specifically waived or released by Lender in writing and shall not be deemed waived by any conduct of Lender, by any failure of Lender to exercise any such right of setoff or to enforce any such lien or security interest or by any neglect or delay in so doing.

5. Guarantor hereby expressly waives and relinquishes all rights, remedies, and defenses accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights, remedies, or defenses, including but not limited to (a) any right to require Lender, as a condition of enforcement of this Guaranty, to proceed against Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other right or remedy in Lender’s power before proceeding against Guarantor; (b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any obligation hereby guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other person or persons; (d) any defense based upon the failure to give notice of the acceptance of this Guaranty by any person; (e) any defense based upon the failure to make, give, or serve demand, notice of default or nonpayment, presentment, protest and all other notices of any kind to which Guarantor might otherwise be entitled in connection with this Guaranty or the Loan Instruments including but not limited to notice of indebtedness under the Note or the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of Borrower, Lender, any endorser or creditor of Borrower or Guarantor or any other person; (f) all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal, (g) any defense based upon any lack of diligence by Lender in the collection of the indebtedness evidenced by the Note; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of nonpayment of any indebtedness hereby guaranteed; (j) any defense arising because of an election made by Lender under Section 1111(b)(2) of the Federal Bankruptcy Code; (k) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code, and (l) any rights to limit the amount of a deficiency judgment following a foreclosure, including without limitation any right to a fair value determination, it being agreed by Guarantor that this Guaranty is an absolute guaranty of payment and not of collection, that the failure of Lender to exercise any rights or remedies it has or may have against Borrower shall in no way impair the obligation of such guaranty and that the liability of Guarantor hereunder is and shall be direct and unconditional. Without limiting the generality of the foregoing or any other provision hereof, Guarantor hereby expressly waives any and all benefit which might otherwise be available to Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections. Further, without limiting the effect of any of the foregoing, Guarantor acknowledges that, in the absence of the foregoing waivers, particularly the waiver contained in subpart (f), above, Guarantor would have the right to assert as a defense to Lender’s attempt to collect from Guarantor any deficiency following a non-judicial foreclosure of the property encumbered by the Deed of Trust the same defenses that would be available to Borrower pursuant to California Code of Civil Procedure Section 580d, which provides in pertinent part that no deficiency judgment shall be had following a non-judicial foreclosure. California law extends the defense provided to borrower under such section to guarantors in connection with the subrogation rights of guarantors, but permits the waiver of the same.

California Statutory Waivers (California Civil Code Section 2856):

Without limiting any of the foregoing, Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things:

(1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.

(2) If Lender forecloses on any real property collateral pledged by Borrower:

(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

6. Guarantor agrees to the following: (a) no change of ownership or legal title to the real property described in the Deed of Trust, whether effected with or without the consent of Lender or any successor in interest to Lender, shall affect or change or discharge the obligations of Guarantor hereunder, (b) this Guaranty may be enforced by action against Guarantor, without necessity of joining in such action any other party, and (c) in the event action is commenced to enforce this Guaranty, Guarantor agrees to pay Lender’s reasonable attorneys’ fees and court costs.

7. Guarantor has made an independent investigation of the financial condition of Borrower and the ability of Borrower to perform the obligations hereby guaranteed prior to making this Guaranty, and Guarantor hereby waives any defense that Guarantor may have by reason of the failure of Lender or any successor in interest to Lender to provide Guarantor with any information respecting the financial condition of Borrower, or Borrower’s ability to perform any of the obligations hereby guaranteed.

8. Guarantor waives all rights of subrogation, reimbursement, indemnity, and contribution, all rights to enforce any remedy Lender may have against Borrower, and all rights to participate in any security held by the Lender for the guaranteed obligations, as well as any defense based upon the impairment of any subrogation, reimbursement, indemnity, or contribution rights, or of any of the other foregoing rights, that Guarantor might have absent the foregoing waiver. Further, Guarantor agrees (a) not to seek to enforce or to obtain any such right, or to accept any payment from any other person, in violation of the foregoing waiver, and (b) that any agreement or other understanding at any time entered into with any person granting any such right to Guarantor shall be null and void.

9. All existing and future indebtedness of Borrower to Guarantor and, if Borrower is a partnership or limited liability company, the right of Guarantor to withdraw any capital invested by Guarantor in Borrower, are hereby subordinated to all indebtedness hereby guaranteed and, without the prior written consent of Lender, such subordinated indebtedness shall not be paid in whole or in part nor will Guarantor accept any payment of or on account of any such indebtedness while this Guaranty is in effect. Each such payment by Borrower in violation of this Guaranty shall be received by Guarantor in trust for Lender, and if an Event of Default exists, Guarantor shall cause the same to be paid to Lender immediately on account of the indebtedness of Borrower to Lender. No such payment shall reduce or affect in any manner the liability of Guarantor under this Guaranty.

10. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and will assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same may, at Lender’s option, be held as collateral for amounts due under this Guaranty or may be returned by Lender.

11. With or without notice to Guarantor, Lender, in Lender’s sole discretion and at any time and from time to time and in such manner and upon such terms as Lender deems fit, may (a) apply any or all payments or recoveries from Borrower or from any other guarantor or endorser under any other Loan Instrument or realized from any security for the Loan, in such manner and order of priority as Lender may determine, to any indebtedness of Borrower to Lender, whether or not such indebtedness is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to Borrower any payment received by Lender upon any indebtedness hereby guaranteed, and payment of the amount refunded shall be fully guaranteed hereby.

12. The amount of Guarantor’s liability and all rights, powers and remedies of Lender hereunder and under any other agreement now or at any time hereafter in force between Lender and Guarantor relating to any indebtedness of Borrower to Lender, shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Borrower to Lender.

13. The obligations of Guarantor hereunder are independent of the obligations of Borrower and, in the event of any Event of Default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. Lender may maintain successive actions for other Events of Default. Lender’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

14. Guarantor shall pay to Lender reasonable attorneys’ fees and all costs and other reasonable expenses that Lender expends or incurs in collecting or compromising any indebtedness hereby guaranteed or in enforcing this Guaranty against Guarantor, whether or not suit is filed, expressly including but not limited to all reasonable costs, attorneys’ fees and expenses incurred by Lender in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Guarantor which in any way affect the exercise by Lender of its rights and remedies hereunder.

15. The financial statements heretofore delivered to Lender by Borrower and Guarantor are true and correct in all material respects, have been prepared in accordance with generally accepted accounting practices and fairly present the financial condition of Borrower and Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Borrower or Guarantor since the respective dates thereof.

16. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

17. This Guaranty shall inure to the benefit of Lender, successors and assigns, including the assignees of any indebtedness hereby guaranteed, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor. This Guaranty may be assigned by Lender with respect to all or any portion of the indebtedness hereby guaranteed, and, when it has been so assigned, Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting the liability of Guarantor hereunder with respect to any indebtedness retained by Lender. Notice of assignment, transfer or negotiation of the Note is hereby waived by Guarantor.

18. No provisions of this Guaranty or right of Lender hereunder can be waived in whole or in part, nor can Guarantor be released from Guarantor’s obligations hereunder except by a writing duly executed by Lender.

19. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word “person” as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

20. Without limiting any other waiver by Guarantor set forth in this Guaranty or any other rights of Lender hereunder or at law or in equity, Lender’s election not to demand from Guarantor all sums that Lender may, at any time, have the right to demand from Guarantor shall not waive Lender’s right to make subsequent demand and to collect from Guarantor all sums payable by Guarantor pursuant to this Guaranty.

21. This Guaranty shall be governed by and construed in accordance with the laws of the State of California. Except as provided in any other written agreement now or at any time hereafter in force between Lender and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lender with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Lender unless expressed herein.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the date first above written.

“Guarantor”

DuPont Fabros Technology, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a
Maryland corporation, its
General Partner

By:	/s/ Lammot J. du Pont
Name:	Lammot J. du Pont
Title:	Executive Chairman of the Board